UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2/A4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTERNATIONAL SURFACING, INC.
          ------------------------------------------------------------
                 (Name of small business issuer in its charter)

Delaware                                   3460                       52-2257557
(State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                5 Erie Street, Garfield, NJ 07026 (973) 253-6131
                 -----------------------------------------------
          (Address and telephone number of principal executive offices)

                5 Erie Street, Garfield, NJ 07026 (973) 253-6131
                ------------------------------------------------
(Address of principal place of business or intended principal place of business)

                 Mr. Samuel Serritella, President, International
        Surfacing, Inc. 5 Erie Street, Garfield, NJ 07026 (973) 253-6131
            Name, address and telephone number of agent for service)

                           Copy to:Martin Honig, Esq.
                          35 Pinelawn Road, Suite 204W
                            Melville, New York 11747

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                 Proposed maximum        Proposed maximum
                                                 offering price per      aggregate offering
                                                 unit                    price
------------------------------------------------------------------------------------------------------------------
Title of each class of    Dollar amount to be                                                   Amount of
securities to be          registered                                                            registration fee*
registered
==================================================================================================================
Common stock 6,000,000       $ 1,500,000                               $    0.25                 $ 1,500,000
                                                                       $ 121.35
==================================================================================================================


       *Estimated solely for purposes of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                          INTERNATIONAL SURFACING, INC.

                                   $1,500,000
                        6,000,000 Shares of Common stock
                                 $0.25 Per Share

         This is an offering of up to 6,000,000 shares of common stock of International Surfacing, Inc., a Delaware corporation (the "Company" or "We"). Of the 6,000,000 shares being offered, (i) up to 1,000,000 shares of Common Stock held by the owners of the Company's converted notes and debentures may be sold by such owners at the rate of $.25 per share; (ii) up to 2,000,000 shares are issuable for past research and development products and services, accrued but unpaid salaries and for future research and development products and services at the rate of $.25 per share; (iii) up to 1,000,000 shares at the rate of $.25 per share may be sold directly by the Company through its officers and directors without payment of sales commissions and where permitted by law; and
(iv) up to 2,000,000 shares of common stock issuable under existing common stock purchase options, exercisable at $0.25 per share. The Company will not receive any of the proceeds of the sale of the common stock from the holders of the converted notes and debentures or for shares issued for past research and development products and services or accrued salaries. The Company will receive cash proceeds from the exercise of options, up to a maximum of $500,000 and will receive cash proceeds from the sales of up to 1,000,000 shares to be sold directly by the Company through its officers and directors. The Company will pay all the costs of this offering.

         Up to 4,000,000 shares of Common stock offered by this prospectus may be sold by the holders of such shares or by option holders who exercise options (the "Selling Securityholders"). The Selling Securityholders may offer the shares from time to time through public or private transactions, at prevailing market prices, or at privately negotiated prices.

THIS INVESTMENT INVOLVES CERTAIN SUBSTANTIAL RISKS. SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                   The date of this prospectus is July 1, 2004

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the Commission's Internet address at http:\\www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed with the Securities and Exchange Commission as an exhibit to the Company's Exchange Act reports, or otherwise available from the Company, each such statement being qualified in all respects by such reference.

                               PROSPECTUS SUMMARY

         You should read the entire prospectus carefully, especially the risks of investing in the common stock discussed under "Risk Factors" beginning on page 6.

                                  THE OFFERING

COMMON STOCK OFFERED                   A total of 6,000,000 shares of common
                                       stock in four (4) separate offerings,
                                       described below

SHARES OF COMMON STOCK OUTSTANDING     32,923,480 shares of common stock will
                                       be outstanding

CONVERTED NOTES AND DEBENTURES         The Company has issued notes and
(1,000,000 shares)                     debentures in the aggregate amount of
                                       $237,278. The notes and debentures were
                                       converted into 949,112 shares of common
                                       stock at a conversion price of $.25 per
                                       share. The Company is registering
                                       1,000,000 shares of common stock to
                                       enable the holders thereof to sell their stock at $.25 per share. The Company

PAYMENT FOR PAST EXPENSES              PAYMENT FOR PAST EXPENSES
(2,000,000 shares)                     (2,000,000 shares)

DIRECT OFFERING BY THE COMPANY         DIRECT OFFERING BY THE COMPANY
(1,000,000 shares)                     (1,000,000 shares)

DIRECT OFFERING BY THE COMPANY         The Company has issued options to
(1,000,000 shares)                     purchase 2,000,000 shares at an exercise
                                       price of $.25 per share. These options
                                       were issued to employees, directors and
                                       consultants as part of employment or
                                       consulting agreements

USE OF PROCEEDS                        The Company will not receive any of the
                                       proceeds from the sale of the common
                                       stock issued from the conversion of the
                                       convertible notes and debentures or for
                                       shares issued for past research and
                                       development products and services and
                                       accrued but unpaid salaries; the Company will receive cash proceeds from the exercise of options, up to a maximum of $500,000 and an additional maximum of $250,000 if it sells 1,000,000 shares directly. The Company will have selling
                                       expenses of approximately $50,000, which will result in the Company having a net total of $700,000, which will be used for working capital

                                  THE BUSINESS

         The Company is a development stage company. Its business consists of the development, manufacture and sale of rubber-faced horseshoes for use in racing and training. The Company is presently in the research and development phase, and has yet to have any revenues from operations and does not expect to generate any revenues for at least three months. The Company's founders have been developing their horseshoe product since mid-2000. To date, we have developed a number of prototype products, which have been tested in actual training and racing conditions. The current prototype is called the "StealthShoe"(TM) and is composed of an aluminum base bonded to a rubber face, designed as a horseshoe for racehorses. The Company is also developing a horseshoe for work horses and urban horses, using a steel base . The bonding technology is proprietary. Currently, over fifty horses have used or are using the StealthShoe(TM) in training and racing conditions. The Company is continuing to refine its product and increase the number of trainers testing the StealthShoe(TM)

         The worldwide market for horseshoes exceeds $3 billion annually, almost all of which are represented by steel or aluminum shoes. Non-metallic or composite horseshoes make up only a tiny fraction of the overall market. The Company believes this is due to the high price and low durability of the existing horseshoes of rubber or composite materials. Using a proprietary technology, the Company expects to be able to sell its products for approximately 20% of the price of competing products, with better durability, wearability and results.

         To date, the Company has been funded through the sale of convertible notes and debentures, all of which have been converted into common stock. Certain employees and consultants to the Company have received options to purchase common stock. If the holders of all the outstanding options exercise their options and the Company sells the maximum of 1,000,000 shares in this offering, the Company expects to receive net proceeds after expenses of approximately $700,000, which the Company believes will provide sufficient working capital for the next six (6) months. See, "Risk Factors," below, page 6.

         The Company was incorporated in Delaware in 1999 as Harmonica Acquisition Corporation and changed its name to International Surfacing, Inc. in December 2002. Its principal office is located at 5 Erie Street, Garfield, New Jersey 07026.

                                  RISK FACTORS

         Our business is subject to numerous substantial risk factors, including, but not limited to, the following:

RISKS RELATED TO BUSINESS

         DEVELOPMENT STAGE COMPANY; LIMITED OPERATING HISTORY. The Company is an early-stage company and we expect to encounter risks and difficulties frequently faced by early-stage companies. The Company is not aware of any competitor in the horseshoe industry using similar technology, but there are numerous companies that make and sell horseshoes of various types and compositions, including horseshoes made of rubber or composite materials. The Company's founder has been developing his horseshoe product since mid-1990's. Currently, over fifty (50) horses have used or are using the StealthShoe(TM) in training and racing conditions. To the best of the Company's knowledge, there are no successful composite horseshoes aimed at the racing market. The Company expects to encounter the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. The Company cannot be certain that its business strategy will be successful or that it will successfully address these risks.

         Because of a limited history as a development stage company with no revenues from operations, it is difficult to forecast sales and costs accurately. The Company bases its current and future expense levels on operating plans and estimates of future net sales, which are highly speculative. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders received. Consequently, the Company may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given quarter to be greater than expected.

         FUTURE LOSSES AND NEGATIVE CASH FLOW ARE ANTICIPATED. The Company expects operating losses and negative cash flow to continue for at least the next six months. The extent to which the Company's positive cash flow and profits are anticipated after six months will depend on the Company's ability to obtain and maintain third party manufacturing relationships and begin sales of its product. No assurances can be given that the Company will be able to establish or maintain such manufacturing relationships. The Company anticipates losses to continue because it expects to incur additional costs and expenses related to:

     -    brand development; marketing and other promotional activities
     -    expansion of operations;
     -    continued development of products;
     -    implementation of systems to process customers' orders and payments;
     -    development of relationships with strategic business partners.

         As of March 31, 2004, the Company had an accumulated deficit during the development stage of $647,729. The Company incurred net losses of $548,672 and had no revenues for the year ended December 31, 2003. The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, there is no reason that the Company will be able to sustain or increase profitability on a quarterly or annual basis in the future. See page __, "Plan of Operations."

         OPERATING RESULTS ARE EXPECTED TO BE VOLATILE AND DIFFICULT TO PREDICT. Because the Company' had no sales to date, annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of the controls of the Company. These factors include, among other things, the demand for the Company's products, unpredictability of consumer trends and technology changes. Because operating results are expected to be volatile and difficult to predict, quarterly comparisons of operating results are not a good indication of future performance.

         Factors that may harm the business or cause operating results to fluctuate include the following:

         The Company's Operating Results are Expected to be Volatile and
Difficult

         -        The cost of obtaining customers is unknown at this time;
                  decreases in the funds available for marketing and promoting our products;
         -        Our inability to manage rapid expansion of our sales (if any);
         - Our failure to develop strategic marketing and manufacturing relationships;
         -        Increases in the cost of labor or materials;
         - The amount and timing of operating costs and capital expenditures relating to expansion of our operations.

         A number of factors will cause our gross margins to fluctuate in future periods, including timing of service area expansion, the mix of our product line, the costs of labor and materials and the terms of contract manufacturing or joint venture arrangements, if any. Any change in one or more of these factors could harm our gross margins and operating results in future periods.

         TO MANAGE OUR GROWTH AND EXPANSION, WE NEED TO SUCCESSFULLY SHIFT FROM RESEARCH AND DEVELOPMENT TO MANUFACTURING AND SALES, WHICH REQUIRES SIGNIFICANT NEW INTERNAL SYSTEMS, PROCEDURES AND CONTROLS. IF WE ARE UNABLE TO DO SO SUCCESSFULLY, OUR BUSINESS WOULD BE SERIOUSLY HARMED. Once our products go into commercial production we will shift our main focus from research and development to manufacturing, sales and marketing. This shift would entail a significant expansion in our operations. This growth in operations will place a significant strain on our management, information systems and resources. In order to manage this growth effectively, we must continue to improve our financial and managerial controls and reporting systems and procedures. Our failure to successfully implement, improve and integrate these systems and procedures would harm our results of operations.

         WE MUST ESTABLISH RELIABLE MANUFACTURING FACILITIES OR THIRD-PARTY MANUFACTURING RELATIONSHIPS. Currently, we rent workshop space and makes our prototype StealthShoe(TM) by hand, using small scale stamping and manufacturing equipment. If our

StealthShoe(TM) and other Products gain customer acceptance, we must either: buy or lease larger-scale manufacturing facilities; or have our products made by a third-party manufacturer. We have had discussions with several third-party manufacturers, but we have not reached any agreement with any party manufacturing partner. As part of any such relationship, we may grant an equity interest in our company to our manufacturing partner, which would dilute the interests of the holders of common stock.

         EXISTING STOCKHOLDERS WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER US.

Executive officers, directors and entities affiliated with them, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. These stockholders, taken together, beneficially own approximately 33.62% of our outstanding common stock and can elect all directors and pass any action requiring stockholder approval. See "Security Ownership of Certain Beneficial Owners and Management", page 21.

         WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and out stockholders may experience additional dilution. We require working capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We currently anticipate that our available funds will not be sufficient to meet our anticipated needs for working capital and capital expenditures through the next six months unless all outstanding options are exercised and we sell a significant portion of the shares offered in this offering. We expect to need to raise additional funds to remain in business and promote our products.

         WE MAY BE UNABLE TO CONTINUE OPERATIONS IF OUR FINANCIAL DIFFICULTIES PRECLUDE US FROM FUNDING OUR OPERATIONS. We incurred net losses from inception through March 31, 2004. The execution of our business plan depends upon our ability to resolve our liquidity problems, principally by obtaining capital, beginning commercial sales of our products and generating sufficient revenues to become profitable. See, "Plan of Operations", page 12.

         This prospectus contains forward-looking information. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

         Readers are cautioned not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this prospectus. We undertake no obligation to update these statements or publicly release the result of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

         THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK. At the present time no market exists for our common stock. A market for our common stock is in large part predicated on the Company's future earnings. If the Company continues to lose money, no market for the Company's stock may develop.

                                 USE OF PROCEEDS

         The Company will receive an aggregate of $750,000 from the sale of its common stock and the exercise of all outstanding options. The foregoing presupposes the sale of all 1,000,000 shares to the public at $.25 per share and the exercise of all options (2,000,000 at $.25 per share). The Company may receive less than $750,000 if all of the shares are not sold, or all of the options are not exercised.

         The Company's selling expenses of $50,000 are not dependent on the aggregate proceeds received and represent a fixed amount regardless. The selling expenses contemplated are comprised of the following:

         Legal                        $30,000
         Accounting                     7,500
         Printing                       2,500
         Filing Fees                    1,500
         Miscellaneous                  8,500

         The net proceeds of up to $700,000 shall be used to satisfy current liabilities of $234,518 and the balance for working capital to be utilized to facilitate the change from research and development to marketing, selling and manufacturing.

                         DETERMINATION OF OFFERING PRICE

         There is no market for the Company's common stock at the present time. The offering price of $.25 per share has been determined as follows. All of the note and debenture holders have elected to convert their debt to equity and by so doing have established the price at $.25 per share.

                                 CAPITALIZATION

          Accrued Liabilities                   $ 234,518
          Common Stock                          $   2,667
          Additional Paid in Capital            $ 436,439
          Accumulated Deficit                   ($647,729)
          Total Liabilities and Capital         $  25,905

                                 DIVIDEND POLICY

The Company has never paid any cash dividends on its common stock, and anticipates that, for the foreseeable future, it will retain any earnings for use in the operation of its business. Payment of cash dividends in the future will depend upon our earnings, financial condition, contractual restrictions, restrictions imposed by applicable

                               PLAN OF OPERATIONS

OVERVIEW

         The Company was founded to develop, manufacture, market and distribute unique rubber horseshoes and related services. The founder of the Company, Samuel Serritella, recognized an opportunity to develop a product that would take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. The Company's initial market is the horse racing industry; however, we expect that our product can be used on any horse. After the StealthShoe(TM) becomes established in the horse racing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

         After nearly three years of research and development by our founders, we haves tested its StealthShoe(TM) product in actual racing conditions, with favorable results. We are moving to increase its pool of research subjects to study the strength and wear characteristics of our product. Through our ongoing research and development, we expect to continue to improve our products and eventually move into commercial production. To date, we have given our product to certain horse trainers throughout the United States in return for test data and reports from users. The test subjects have been trotters and pacers, quarter horses, dressage horses and policy horses. Currently, over fifty horses have used or are using the StealthShoe(TM) in training and racing or working conditions.

         Our product consists of two layers of material, bonded in a proprietary way. The StealthShoe(TM) has an aluminum substrate and an outer face of tire-grade rubber. We are also developing a shoe for horses in an urban setting with a steel substrate. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step.

         The proceeds from this offering will enable the Company to enter into the next phase of its development, the manufacture and sale of its products. At the present time, our monthly expenses are $40,000. Allowing for a full transition period of 3 months, we anticipate sales to commence immediately thereafter. We are in the process of finalizing discussions with two of the largest horseshoe manufacturers. It is our intention to outsource the manufacturing of the shoes a the outset, and review our options of manufacturing ourselves thereafter.

         Assuming an aggregate raise of $750,000 ($700,000 net), we will expend $234,518 in the payment of current liabilities and $120,000 for three months of working capital and have a balance $405,482 available for manufacturing and marketing. Approximately $100,000 will be used to purchase 20 forging dies, and an additional $100,000 for a gluing system to dispense glue in a uniform and consistent patten. Consequently, the Company will have working capital of $145,482 as it enters into manufacturing.

         We have previously set certain milestones in the Company's development, but have been unable to meet them. By and large the reasons for such failures have centered around the

Company's inability to adequately land a manufacturing operation. The proceeds from this offering will enable the Company to move forward with adequate reserves and commence sales within 3 months from the closing.

LIQUIDITY AND CAPITAL RESOURCES

         On March 31, 2004, the Company had cash resources of approximately $5,801 with currently due expenses of approximately $234,518, including normal trade payables. Based on our existing expenses, we will need to raise approximately $700,000 in new capital to fund six months of operations if we generated no revenues from operations. This calculation is based on our average current monthly expense level of approximately $40,000 per month, with the balance for tooling and dies. We are funding current expenses through a loan from the principal stockholder.

         In the next three months, however, once we secure a manufacturing relationship, we plan to roll-out our first commercial product and begin generating revenues.

         If this offering is not successful, we may be forced to continue to fund our operations primarily from loans from the principal stockholders or possible private sales of equity.

                                  OUR BUSINESS

         The Company was formed in March 1999, under the name of Harmonica Acquisition Corporation ("Harmonica"). In September 2002, Pierce Mill Associates, Inc., the owner of all the shares of Harmonica, entered into a stock purchase agreement with International Surfacing, Inc., whereby International Surfacing, Inc. purchased all of the shares of Harmonica at a cost of $15,000. In November 2002, International Surfacing, Inc. exchanged all of its Harmonica shares with the shareholders of International Surfacing, Inc. Consequently, the shareholders of International Surfacing, Inc. become the shareholders of Harmonica, which thereafter changed its name to International Surfacing, Inc. in December 2002. There were no fees paid to any person as consulting fees, finders' fees or financial services fees related to that transaction. The purpose of the company is to develop, manufacture, market and distribute unique rubber horseshoes, such as our StealthShoe(TM) product, and related products and services. We recognized an opportunity to develop a product that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. Our initial market is the horse racing industry; however, we expect the product can be used on any horse.

         We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. In addition, we intend to file for patent protection for our proprietary technology. We can give no assurance that any such patent will be granted for our StealthShoe(TM) technology. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. We are in the process of filing for trademark protection for "StealthShoe(TM) " and related marks. Neither the patent nor the trademark applications have been approved as of the date of this prospectus.

         After almost seven years of research and development by our founder, Mr. Serritella, we have tested our new product in actual racing conditions, with favorable results. We have increased our pool of research subjects to improve the strength and wear characteristics of our product. Through our ongoing research and development, we expect to continue to improve our product and move into commercial production in the near future.

         We manufacture our prototype products in our facility at 5 Erie Street in Garfield, New Jersey. Our facility consists of an approximately 1,000 square foot manufacturing area, equipped with machine tools, metal and rubber stamping equipment, lathes, power saws and other industrial equipment, plus storage for materials. This facility is adequate for our present prototype manufacturing needs. We have had discussions with several of the largest horseshoe manufacturers in the United States and abroad regarding manufacturing and distribution arrangements. Until these discussions are completed, we cannot estimate when our product will go into commercial production. Tod ate, we have given our prototypes of the StealthShoe(TM) to certain horse trainers, owners, drivers, jockeys and pleasure riders throughout the United States in return for test data and reports from users. The test subjects have bene trotters and pacers trained and raced in the New York City area. Currently, over fifty horses have used or are using the StealthShoe(TM) in racing and training conditions. Additional horses are using the product in non-racing applications.

         Our new horseshoe consists of two layers of material, bonded in a proprietary way. The shoe has an aluminum substrate and an outer face of tire-grade rubber. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step. We are also in the process of creating a product with a steel substrate, for more heavy duty applications, such as police horses and carriage horses.

         Over the next several months, we intend to complete research and testing and rollout our first commercial product by September 30, 2004, at racetracks and training stables in the eastern United States. We intend to continually update and refine our products and services to increase customer satisfaction. Although we intend to continually refine our products, we do not need additional research and development to sell our existing Product. See, Plan of Operations, above, page 21.

         There are two distinct markets for our product. The first consists of owners and trainers of professional racehorses, which is the market on which we are now focused. Our intended marketing strategy is predicated on management's contacts in the racing industry. We have developed lines of communication with trainers of racehorses and more than 50 horses are now using our product. We intend to advertize in various trade journals as well. In the near future, we intend to market a product to other professional horse users (mounted police, commercial riding stables and the like) and to general horse owners and veterinarians as a therapeutic shoe for lame horses. After the StealthShoe(TM) becomes established in the horse racing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

         Our competition is the manufacturer of the traditional steel or aluminum shoe. No other manufacturer is engaged in rubber shoes.

         We purchase our raw materials, consisting of metal plates and recycled rubber, from a number of manufacturers. There are no exclusive suppliers for our raw materials, which are available from literally thousands of suppliers. We purchase our bonding material for a supplier who manufacturers it according to our proprietary formula.

         All of the funds spent by us in the last two years were used for salaries and research and development expenses. Of this amount, approximately $300,000 was spent on research and development expenses.

         We have four full time employees and operate one facility at 5 Erie Street, Garfield, NJ 07026, which consists of a 1,000 square foot manufacturing facility and approximately 1,500 square feet of office space.

                                   MANAGEMENT

Our directors and executive officers are as follows:

--------------------------------------------------------------------------------
                               DIRECTOR OF
NAME AND ADDRESS         AGE   OFFICER SINCE     POSITION
--------------------------------------------------------------------------------
Samuel M. Serritella
--------------------------------------------------------------------------------
                         58       2002           President, Chief Executive
                                                 Officer, Chief Financial
                                                 Officer, Chairman of the Board
--------------------------------------------------------------------------------
Gary Kouletas            27       2002           Vice President
--------------------------------------------------------------------------------
Louis Paulucci           39       2002           Vice President
--------------------------------------------------------------------------------
Russell Frantz           61       2002           Director, member of the
256 Ross Road                                    Compensation Committee
Wallington, NJ 07057
--------------------------------------------------------------------------------
Richard Ciarletta        38       2002           Director, member of the Audit
26 Kelsie Court                                  Committee
Matawan, NJ 07747
--------------------------------------------------------------------------------
Thomas R. Miller         65       2002           Director
405 East Oakview Dr.
Waynesburg, PA 15370
--------------------------------------------------------------------------------

Samuel Serritella-President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors. Mr. Serritella was appointed President and a director of the Company in November 2002. Before his involvement in the Company, and for more than the past five years, Mr. Serritella has been self-employed in the tire recycling business. Mr. Serritella spends more than 40 hours per week on Company business.

Gary Kouletas-Vice President. Mr. Kouletas is a Vice President of the Company. Before joining the Company in 2002, Mr. Kouletas has owned and operated a number of businesses. Since 1996, Mr. Kouletas has owned and operated a number of residential real estate projects in northern New Jersey under the name of Kouletas Real Estate, a family owned entity. Mr. Kouletas was engaged in the administration and management of the business. Mr. Kouletas attended William Paterson College and Montclair State University, both located in New Jersey. Mr. Kouletes spends more than 40 hours per week on Company business.

Louis Paulucci-Vice President. Mr. Paulucci has been involved in the training and racing of standard bred racehorses for twenty years and has owned and operated Louis Paulucci Stables since 1983. As a driver, Mr. Paulucci was named the Rookie of the Year at Pocono Downs Raceway in 1986. He has been a member of the United States Trotting Association since 1983. In addition to his racing and training experience, Mr. Paulucci also brings to the Company expertise in computer aided design-computer aided manufacturing ("Cad-Cam"), creating dies used in manufacturing the StealthShoe(TM). Mr. Paulucci spends more than 40 hours per week on Company business.

Michael Luterzo-Director, Member of the Compensation Committee and the Audit Committee. Mr. Luterzo has over thirty years of experience in metal fabrication and manufacturing. Since 1990, Mr. Luterzo has been employed at Tappan Wire + Cable, Inc., where he currently holds the position of Vice President of Sales and Marketing. Tappan Wire + Cable, Inc. Manufacturers wire and wire cables for industrial uses, such as cranes, fencing and the like.

Russell Frantz-Director, Member of the Compensation Committee. Since 1977, Mr. Frantz has been involved in the horse racing industry since 1977. From 1977 to 1993, Mr. Frantz was a licensed trainer-driver in the harness racing industry. From 1993 until the present, Mr. Frantz has been an Assistant Starter and Acting Patrol Judge for the New Jersey Sports Authority and holds an Associate Judge's license from the United States Trotting Association.

Richard Ciarletta-Director, Member of the Audit Committee. Mr. Ciarletta has been a director of the Company since November 2002. Since August, 1994, Mr. Ciarletta has been a vice president the Equity Division of Credit Suisse, First Boston in New York, where he is responsible for supervising registered representatives and sales assistants and in monitoring activity in investor accounts. Mr. Ciarletta holds a Bachelors Degree in Finance from William Patterson College in New Jersey

Thomas Miller-Director. Mr. Miller has had a varied career in the mining industry as a developer of new mining methods and inventor of mining machinery. Mr. Miller has been granted eight U.S. patents and five foreign patents on drilling and mining devices. Since 1998, Mr. Miller has owned and operated Interstate Environmental Technologies, Inc., a tire recycling business of which he is president. He is an internationally recognized expert in mining issues and has acted as a consultant to the United Nations and several foreign governments.

The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Our executive officers serve at the discretion of the Board of Directors. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any executive officer or director of the Company.

BOARD COMMITTEES. The Board of Directors has established a Compensation Committee consisting of Mr. Frantz and Mr. Luterzo and an Audit committee whose members are Mr. Serritella, Mr. Luterzo and Mr. Ciarletta. Compensation Committee Interlocks And Insider Participation. No members of the Compensation Committee serve on any other boards with any of the Company's officers or directors.

DIRECTOR COMPENSATION. The Company's directors do not receive any cash or other compensation for their service as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board meetings. Members of the Compensation Committee will be automatically granted options to purchase 25,000 shares of Company Common stock each year at the first Board of Directors meeting each calendar year they serve on the Compensation Committee under the Company's 2003 Non-Employee Director Stock Option Plan. These options will have a ten year term and are exercisable at an exercise price of 100% of the fair market value on the date of grant. Members of the Compensation Committee are not eligible to receive options under the Company's 2003 Stock Option Plan, described below.

COMPLIANCE WITH SECTION 16. The Company's officers, directors and 5% or greater stockholders have filed all reports necessary under Section 16, but such reports were not timely filed.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation received for services rendered to The Company during the fiscal years ended December 31, 2002 and 2003 by our Chief Executive Officer. No officer received over $100,000 in compensation for those periods.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------
Name and Principal           Year          Annual Compensation           All Other Awards       Other Annual
Long-Term Position                         Salary($) Bonus($)                                   Compensation
Compensation                               Compensation
------------------------------------------------------------------------------------------------------------------
Samuel M. Serritella         2002          $74,094                       $     0
President + CEO              2003                                        $50,000
------------------------------------------------------------------------------------------------------------------
Gary Kouletas                2002                                        $     0                     $0
Vice President               2003          $36,200                       $50,000
------------------------------------------------------------------------------------------------------------------
Louis Paulucci               2002                                        $     0                     $0
Vice President               2003          $35,900                       $50,000
------------------------------------------------------------------------------------------------------------------

       We did not pay to our Chief Executive Officer or any executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the years ended December 31, 2002 and December 31, 2003.

         We do not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any executive officer under which benefits are determined primarily by final compensation and years of service.

STOCK GRANTS AND OPTIONS
2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         On May 22, 2003, the Board of Director's approved the 2003 Non-Employee Director Stock Option Plan. Under this Plan, on the first business day of each year following adoption of the Plan, each non-employee director who serves on the Compensation Committee of the Board receives an automatic grant of options to purchase 25,000 shares of Common stock at the fair market value on the date of grant. Options granted under this Plan have a life of ten years from the date of grant. The Plan may grant a maximum of options to purchase 500,000 shares of Common Stock over the life of the Plan. The Board has requested that the Company's stockholders ratify the Plan at the next meeting of stockholders. No grants under this Plan will vest until the stockholders have approved the Plan.

2003 STOCK OPTION PLAN

         On May 22, 2003, the Board of Director's approved the 2003 Stock Option Plan. Under the terms of this Plan, all directors (except members of the Compensation Committee), officers, employees and consultants of the Company are eligible to receive grants of options, subject to the discretion of the Compensation Committee, which sets the exercise price, term and number of shares subject to options under the Plan. The Plan provides for both incentive (ISO's) and non-incentive stock options (NSO's). ISO's may have a term of no more than ten years and the exercise price must be no less than the fair market value of the Common Stock on the date of grant; except that in some cases the exercise price must be 110% of fair market value on the date of grant. The Plan may grant a maximum of options to purchase 5,000,000 shares of Common stock over the life of the Plan. The Board has requested that the Company's stockholders ratify the Plan at the next meeting of stockholders. No grants under this Plan will vest until the stockholders have approved the Plan.

         In addition to the stock options described above in the section entitled "Executive Compensation", we have granted outstanding options to the individuals listed below exercisable for ten years at $.25 per share, none of the individuals are officers of the Company. Directors are designated by *.

---------------------------------------------------------------
NAME                          NUMBER OF SHARES      POSITION
---------------------------------------------------------------
Richard Chiarletta*                50,000           Director
Michael Luturgo*                  250,000           Director
Catherine Frantz*                 250,000           Director
Thomas Miller*                     50,000           Director
Dennis Serritella                 500,000           Consultant
Jeanne Baxter                      50,000           Consultant
Paul Kouletas                     250,000           Consultant
Phyllis Collas                    250,000           Consultant
Phyllis Collas                    350,000           Consultant
Total                           2,000,000
---------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership for our sole class of common stock beneficially owned by all directors, officers and 5% or more holders as of the date of this prospectus.

--------------------------------------------------------------------------------
NAME OF                NAME OF
BENEFICIAL OWNER       BENEFICIAL OWNER    NUMBER OF SHARES    NUMBER OF SHARES
--------------------------------------------------------------------------------
Samuel M. Serritella   Personal              6,092,750            6,092,750
Andrew Aboyoun         Personal                850,000                 3.15%
Gary Kouletas          Personal                490,000                 1082%
Louis Paulucci         Personal              1,000,000                 3.71%
Michael Luterzo        Personal                 60,000                0.222%
Russell Frantz         Personal                290,000                 1.08%
Richard Ciarletta      Personal                270,000                 1.00%
--------------------------------------------------------------------------------

All officers and directors
As a group (7 persons)                       9,052,750                33.62%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's former accountants Tedder, James, Worden + Associates, P.A. ("Tedder") were dismissed as of March 5, 2004. Tedder's report on the financial statements for either 2002 or 2003 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit, scope, or accounting principles. The decision to change accountants was approved by the audit committee. There were no disagreements with Tedder or any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Tedder's report did raise certain doubts regarding the Company's ability to continue on a going concern basis.

         Mr. Serritella has loaned approximately $38,345 to the Company to fund our research and development and working capital. As of the date of this prospectus, these loans totaled approximately $38,345 and bear interest at the rate of 5% from the date of each loan, with all principal and accrued interest due no later than December 31, 2005.

                              PLAN OF DISTRIBUTION

                  We are registering this offering of shares on behalf of the Company and the Selling Securityholders. The Company will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses.

         The Company, through its officers and directors, will offer 1,000,000 shares at $.25 per share to the public. No officer or director will receive any compensation in the form of commission or otherwise for bringing about any sale.

         At the present time there is no public trading market for the Company's stock.

         The Selling Securityholders shares may sell their shares to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may, from time to time, offer their securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents.

         The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

         Any underwriters, brokers, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the Selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each Selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

         At the time a particular offer is made by or on the behalf of the Selling Securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions, or concessions allowed, reallowed, or paid to dealers, and the proposed selling price to the public.

         The Selling Securityholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Selling Securityholders' shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and has been complied with by the Selling Securityholder.

         The Selling Securityholders will be subject to applicable provisions of the Exchange Act and its associated rules and regulations, including Regulation
M. These provisions may limit the timing of purchases and sales of shares of common stock by the Selling Securityholders. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need for delivery of copies of this prospectus to purchases at or before the time of any sale of the shares.

                       OFFERING BY SELLING SECURITYHOLDERS

         The following tables set forth certain information concerning each of the Selling Securityholders. The Company is registering the shares to permit the Selling Securityholders and their transferees or other successors in interest to offer the shares from time to time. None of the Selling Securityholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock, except as disclosed below.

         Selling Securityholders are under no obligation to sell all or any portion of their shares. Particular Selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the Selling Securityholders will sell all of their shares (*denotes director).

--------------------------------------------------------------------------------
NAME                         NUMBER OF SHARES      SHARES OWNED AFTER OFFERING
--------------------------------------------------------------------------------
Robin Yuhas                               200                    0
Fred McCabe                             2,000                    0
Fred McCabe                               400                    0
Fred McCabe                               800                    0
Fred McCabe                                80                    0
Vincente Cruz                          10,000                    0
Peter Asimakis                          8,000                    0
Robert G. Fowler                        1,000                    0
Sarah A. Nystrom                        1,000                    0
Lawrence L. Vincent III                 5,000                    0
Rory Bell                                 800                    0
Mike Luterzo                           10,000                    0
Jesse Hildebrandt                       6,000                    0
Louis A. Delforno                       6,000                    0
Louis A. Delforno                       1,000                    0
Panagis Nikolatos                         800                    0
Marie F. Rowe                           2,000                    0
William Maguire                        12,000                    0
Russel Frantz*                         40,000                    0
Catherine T. Frantz                     6,000                    0
Ernie Barillari                           500                    0
Donna Frank                               200                    0
Jim Pomponio                              500                    0
Carmela Pomponio                          500                    0
Josi Frantz                               100                    0
Dennis M. Rawlins                      10,000                    0
Athena Kouletas                         1,000                    0
Paul Kouletas                           1,000                    0
Peter Kefalis                           2,000                    0
Grigoria Bell                             400                    0
Stacey Panaretos                          400                    0
Haralambos Panaretos                      100                    0
Danny J. Dale                           1,800                    0
Joseph Suranni                          1,000                    0
Elizabeth Suranni                         400                    0
Robert Smith                              800                    0
Donna Yeckley                             800                    0
Joseph Giresi                           4,000                    0
Paul F. Luhrman                         1,000                    0
Joanne M. Dale                          1,200                    0

--------------------------------------------------------------------------------
NAME                         NUMBER OF SHARES      SHARES OWNED AFTER OFFERING
--------------------------------------------------------------------------------
Henry J. Schaldonat                       800                    0
Ronald Walters                          1,000                    0
Donald A. D'Andrea                     10,000                    0
David A. D'Andrea                       5,000                    0
James M. D'Andrea                       5,000                    0
Douglas P. Verost                       4,000                    0
Stojko Cicovski                           600                    0
Stojanka Cicovski                       4,400                    0
Trevor Nolan                           10,000                    0
Frank Hericz                            4,000                    0
Lorcan J. Calvin                       20,000                    0
Edwin Cruz                              3,000                    0
Francisco D. Sanchez                    6,000                    0
Luz DeGuzman                            1,200                    0
Koon Kim                               40,000                    0
Min Hunan Lim                          12,000                    0
Andrew Costa                           1,2000                    0
Donnamaria Rizzi                        2,000                    0
Maria Colella                           2,000                    0
Lauren Loglisci                           400                    0
Annette Wanamakeer                     10,000                    0
Guilene Mallard                         1,200                    0
Richard Ciarletta(                     20,000                    0
Liz Lanza Mancele                       6,000                    0
Andrew Aboyoun                         50,000                    0
Theodore Wagner                        10,000                    0
Gerilyn Baron                          10,000                    0
Joseph Cirillo                          4,000                    0
Benjamin Blum                          20,000                    0
Todd Jolly                             10,000                    0
Victor Kovacs                          10,000                    0
John L. Lira                           20,000                    0
Frank Maselli                          12,000                    0
Trade Martin                            4,000                    0
Mari Marotta                            1,200                    0
William Macquire                       18,000                    0
Charles E. Machris                        250                    0
Martin J. Lucibello, Jr.              120,000                    0
Alvin Moses                             8,000                    0
David Montalvo                          4,000                    0
Edward John Myslinski                  40,000                    0
Denise N. Murray                       25,000                    0
Johnny C. Peace                         2,000                    0
Clifford R. Peace                       1,000                    0

--------------------------------------------------------------------------------
NAME                         NUMBER OF SHARES      SHARES OWNED AFTER OFFERING
--------------------------------------------------------------------------------
Vincent Sam Palermo                     1,000                    0
Wayne Reid                              2,000                    0
Bruce Reid                              1,000                    0
James Pomponio                          1,000                    0
Sharon A. Sanguedolce                   1,200                    0
Luis A. Sanchez, Jr.                    4,000                    0
Alison C.Rosenblum                      1,000                    0
Steven Tobias                           4,000                    0
Robert Stefanow                         1,000                    0
Robert Paul Stefanow                   24,000                    0
Lisa J. Vaccaro                         4,000                    0
Linda A. Tremont                        4,000                    0
John Tomko                              2,000                    0
Joseph Yorke                            1,200                    0
Ken Williams                            4,000                    0
Phyllis Weyland                         1,000                    0
Angelo S. Zollo                         4,000                    0
Marie + Earnest Barillari               1,500                    0
Terry Campagna                          4,000                    0
Phyllis Presley Collas                 80,000                    0
John Cifelli                            2,000                    0
Anthony J. DeIntinis, Jr.              40,000                    0
Lawrence DeAngelo                      10,000                    0
Herbery Frank Ellis, III                8,000                    0
Thomas E. Dungan                       40,000                    0
Mary A. Dungan                         32,000                    0
Charlotte Dell'Aquila                  20,000                    0
Dennis J. Felix, Sr.                    1,000                    0
William Girodano                        1,000                    0
Joseph Giordano                         1,000                    0
Nick George                            10,000                    0
Kenda Gehrig                            2,000                    0
Ronald J. Heath                         1,200                    0
Lisa J. Grohsman                        4,000                    0
                                      949,112

         (1) Based upon the information we have received, we assume that the Selling Securityholders have sole voting and investment power with respect to all shares owned.

        (2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of Common stock shown as beneficially owned both prior to and after the offering by the Selling Securityholders assumes that all of the stock will be sold.

         In recognition of the fact that certain Selling Securityholders may wish to be legally permitted to sell their shares of Common stock when they deem appropriate, we agreed with certain Selling Securityholders to file with the Commission, under the Securities Act, a registration statement on Form SB-2, of which this prospectus is a part, with respect to the resale of the shares of Common stock, and have agreed to prepare and file amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares of common stock are no longer required to be registered for the sale thereof by certain Selling Securityholders. Martin Honig, Esq. has been legal counsel to the Company for the past two months.

         The sale of the Selling Securityholders' shares may be effected from time to time in transactions, which may include block transactions in: the over-the-counter market; in negotiated transactions; or a combination of such methods of sale or otherwise.

         Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers:

         through broker-dealers acting as agents; or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the market in negotiated transactions or otherwise.

         The Selling Securityholders have been advised that the shares may only be sold in New Jersey through a registered broker-dealer or in reliance upon an exemption from registration.

         Broker-dealers, if any, may receive compensation in the form of discounts, commissions, or concessions and/or the purchasers from whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

         If any of the following events occurs, the Company will amend this prospectus to include additional disclosure before the Selling Securityholder make offers and sales of their shares: to the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would be set forth in this prospectus; if the securities are sold in block transactions and the purchaser wishes to resell, such arrangements would be described in this prospectus; if the compensation paid to broker-dealers is other than usual and customary discounts, commissions, or concessions, disclosure of the terms of the transaction would be included in this prospectus.

         This prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the Selling Securityholders' shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' shares may not simultaneously engage in market making activities with respect to any securities of The Company for a period of at least two (and up to nine) business days before beginning such distribution. In addition, each Selling Securityholder desiring to sell shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of our securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities may be deemed underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares of common stock having a par value of $.0001 each, of which 923,480 shares are currently outstanding; and 10,000,000 shares of Preferred Stock, $.0001 par value, of which no shares have been designated or are outstanding.

COMMON STOCK

          Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares may elect all of the directors of the Company. The common stock does not have any preemptive rights. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our certificate of incorporation.

         Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. Holders of common stock are not entitled to preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

         There are approximately 222 holders of common stock. The common stock does not trade on any securities exchange or any automated quotation system.

         In addition to the stock options described above in the section entitled "Compensation," The Company has granted outstanding options to the individuals listed below shares exercisable for ten years at $.25 per share.

-----------------------------------------------------------------
NAME                        NUMBER OF SHARES          POSITION
-----------------------------------------------------------------
Richard Chiarletta              50,000                Director
Michael Luturgo                250,000                Director
Kathy Frantz                   250,000                Director
Thomas Miller                   50,000                Director
Dennis Serritella              500,000                Consultant
Jeanne Baxter                   50,000                Consultant
Paul Kouletas                  250,000                Consultant
Richard Dunning                350,000                Consultant
Phyllis Callas                 250,000                Consultant
Total                        2,000,000

Shares eligible for future sale

         We can give no assurance as to the effect, if any, that future sales of Common Stock will have on the market price of our Common Stock. At the present time there are 25,974,368 shares of Common stock deemed to be "restricted securities" as the term is defined in Rule 144 under the Securities Act, and under certain circumstances may be sold without registration after a one year holding period. Subject to the compliance with the notice and manner of sale requirement of Rule 144 sales of substantial amounts of the restricted shares of Common Stock in the public market could adversely effect the then prevailing market for our Common stock.

Transfer Agent

         The transfer agent for our common stock is Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743.

                                  LEGAL MATTERS

         Martin Honig, Esq., 35 Pinelawn Road, Suite 204W, Melville, NY 11747 will pass upon the validity of the common stock offered in this offering for us.

                                     EXPERTS

         Jerome Rosenberg, P.C., Certified Public Accountant, independent auditor, has audited our financial statements for the years ended December 31, 2003 and since inception as set forth in his report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Jerome Rosenberg's report, given on his authority as an expert in accounting and auditing.

                                LEGAL PROCEEDINGS

         None.


                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act with the Commission with respect to the Common Stock being registered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and any of its amendments and the exhibits, which are available for inspection without charge, and copies of which may be obtained at prescribed rates, at the office of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission maintains a Website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         Until December 31, 2004, all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                          INTERNATIONAL SURFACING, INC.

                        6,000,000 SHARES OF COMMON STOCK

            --------------------------------------------------------

                                   PROSPECTUS

            ---------------------------------------------------------

------------------------------------------------------------------------------
WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE HEREOF.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3

BUSINESS                                                                       4

RISK FACTORS                                                                   5

USE OF PROCEEDS                                                                9

CAPITALIZATION                                                                10

 DIVIDEND POLICY                                                              10

PLAN OF OPERATIONS                                                            11

OUR BUSINESS                                                                  13

MANAGEMENT                                                                    15

EXECUTIVE COMPENSATION                                                        18

CERTAIN RELATIONSHIPS + RELATED TRANSACTIONS                                  20

PLAN OF DISTRIBUTION                                                          20

OFFERING BY SELLING SECURITYHOLDERS                                           21

DESCRIPTION OF SECURITIES                                                     26

LEGAL MATTERS                                                                 28

EXPERTS                                                                       28

ADDITIONAL INFORMATION                                                        28

INDEX TO FINANCIAL STATEMENTS                                                 31

INFORMATION NOT REQUIRED IN PROSPECTUS                                        62

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                FINANCIAL REPORT

                                 March 31, 2004

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                    CONTENTS

                                                                            PAGE
                                                                          NUMBER
                                                                          ------
PART I - FINANCIAL INFORMATION

ITEM 1- FINANICAL STATEMENTS

    Balance Sheets as of March 31, 2004 (UNAUDITED) and December 31, 2003    1

    Statement of Operations (UNAUDITED) for the three months ended
       March 31, 2004 and March 31, 2003.                                    2

    Statement of Cash Flows (UNAUDITED) for the three months ended
       March 31, 2004 and March 31, 2003.                                    3

         Notes to Financial Statements (UNAUDITED)                           5

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS                      15

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS
                   As of March 31, 2004 and December 31, 2003

                                                                             MARCH 31,     Dec. 31,
                                                                               2004         2003
                                                                             ---------    ---------
                                                                            (UNAUDITED)   (NOTE 1)
                                    ASSETS
CURRENT ASSETS:
Cash                                                                         $   3,301    $   2,711
Loans receivable                                                                 2,500        2,500
                                                                             ---------    ---------

          Total current assets                                                   5,801        5,211
                                                                             ---------    ---------
EQUIPMENT, less accumulated depreciation and
amortization of $5,721 at March 31,
2004 and $4,125 at March 31, 2003                                               15,104       12,733
                                                                             ---------    ---------
                                                                                15,104       12,733
                                                                             ---------    ---------
OTHER ASSETS:
  Other assets                                                                   5,000        5,000
                                                                             ---------    ---------
                                                                                 5,000        5,000
                                                                             ---------    ---------

        Total assets                                                         $  25,905    $  22,944
                                                                             =========    =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                             $  30,923    $  29,114
Accrued expenses                                                               165,250      165,250
Due to officer                                                                  38,345       24,105
                                                                             ---------    ---------

        Total current liabilities                                              234,518      218,469
                                                                             ---------    ---------

                                                                             MARCH 31,     Dec. 31,
                                                                               2004         2003
                                                                             ---------    ---------
                                                                            (UNAUDITED)   (NOTE 1)
STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized;
26,769,280 shares issued and outstanding at
March 31, 2004 26,424,080 shares issued
and outstanding at December 31, 2003                                             2,677        2,642
Additional paid in capital                                                     436,439      350,505
Deficit accumulated during the developmental stage                            (647,729)    (548,672)
                                                                             ---------    ---------

          Total stockholders' deficit                                         (208,613)    (195,525)
                                                                             ---------    ---------

          Total liabilities and stockholders' equity                         $  25,905    $  22,944
                                                                             =========    =========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                               THREE MONTHS ENDED
                                             MARCH 31,       March 31,
                                               2004            2003
                                           ------------    ------------
EXPENSES:
Selling, general and administrative        $     97,649    $    136,177
Depreciation                                      1,408             561
                                           ------------    ------------
      Total expenses                             99,057         136,738
                                           ------------    ------------

NET LOSS                                   $    (99,057)   $   (136,738)
                                           ============    ============

BASIC AND DILUTED EARNINGS PER SHARE       $      (.004)   $      (.005)
                                           ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING
                                             26,630,480      25,500,996
                                           ============    ============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                           Increase (Decrease) in Cash
                                   (UNAUDITED)

                                                         Three Months Ended
                                                        MARCH 31,    March 31,
                                                          2004         2003
                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $ (99,057)   $(136,738)
                                                       ---------    ---------
Adjustments to reconcile net income to net cash used
in operating activities:
Depreciation                                               1,408          561

Changes in assets and liabilities:
Increase (decrease) in accounts payable                    1,809           --
Increase (decrease) in accrued expenses                       --       69,429
Increase (decrease) in bank overdraft                         --       (3,102)
Increase (decrease) in due to officer                     14,240           --
                                                       ---------    ---------

          Total adjustments                               17,458       66,888
                                                       ---------    ---------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES         (81,599)     (69,850)
                                                       ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment                                     (3,780)          --
                                                       ---------    ---------

NET CASH USED IN INVESTING ACTIVITIES                     (3,780)          --
                                                       =========    =========
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock                                      35           29
Paid in capital                                           85,934       72,381
                                                       ---------    ---------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       85,969       72,410
                                                       ---------    ---------

                                                         Three Months Ended
                                                        MARCH 31,    March 31,
                                                          2004         2003
                                                       ---------    ---------
INCREASE (DECREASE) IN CASH                                  590        2,560

CASH, beginning of period                                  2,711           --
                                                       ---------    ---------

CASH, end of period                                    $   3,301    $   2,560
                                                       =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION,
cash paid during the three months for:
     Interest                                          $      --    $      --
                                                       =========    =========
     Income Taxes                                      $      --    $      --
                                                       =========    =========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - INTERIM RESULTS AND BASIS OF PRESENTATION

         The accompanying unaudited financial statements as of March 31, 2004 and March 31, 2003 and for the three month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Items 303 and 310 of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2004 and March 31, 2003 and the results of operations and cash flows for the three month periods then ended. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three months ended March 31, 2004, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year. The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The Company believes, however, that the disclosures in this report are adequate to make the information presented not misleading in any material respect. The accompanying financial statements should be read in conjunction with the audited financial statements of International Surfacing, Inc. as of December 31, 2003 and notes thereto included in the Company's report on Form 10-KSB as filed with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         DESCRIPTION OF BUSINESS:

         Harmonica Acquisition Corporation. a Delaware corporation ("the Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

         The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

         In December 2002, International Surfacing Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, International Surfacing Inc., exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

         DESCRIPTION OF BUSINESS: (CONTINUED)

         The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

         EQUIPMENT

         Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold Improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods, which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

         INCOME TAXES

         The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

         ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 3 - GOING CONCERN

         At March 31, 2004, the Company has a stockholders' deficit of $208,613 and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. FAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

         Effective January 1, 2002, the Company adopted FAS 142.

         The FASB issued FAS No. 143, "Accounting for Asset Retirement Obligations" in August 2001. FAS 143, which will become effective for the Company beginning in 2002, establishes accounting standards for the recognition and measurement of asset retirement obligations and their associated asset retirement costs. The Company does not expect the adoption of FAS 143 to have a material impact on its results of operations and financial position.

         The FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in August 2001. FAS 144, which became effective for the Company beginning with the first quarter of fiscal 2002, establishes a single accounting model for long-lived assets to be disposed of by sales and also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of FAS 144 had no impact on the results of operations and financial position.

         In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and also eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of FAS 145 had no impact on the results of operations and financial position.

         In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS 146 requires that the initial measurement of liability be at fair value. FAS 146 will become effective for the Company beginning in the Company does not expect the adoption to have a material impact on its results of operations and financial position.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - EQUIPMENT:

         Equipment consisted of the following at:

                                MARCH 31,   Dec. 31,
                                  2004        2003
                                --------    --------
Computers                       $  4,257    $  4,257
Equipment                          3,779          --
Leasehold improvements            12,789      12,789
                                --------    --------
                                  20,825      17,046
Less accumulated depreciation     (5,721)      4,313
                                --------    --------

                                $ 15,104    $ 12,733
                                ========    ========

         For the three months ended March 31, 2004, depreciation expense amounted to $1,408.

         For the three months ended March 31, 2003 depreciation expense amounted to $561.

NOTE 6 - COMMITMENTS:

         The Company leases its administrative facilities on a month-to-month basis. The annualized rental is $30,000.

NOTE 7 - LOSS PER SHARE:

         Loss per common share is computed pursuant to SFAS no. 128, "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. Both basic loss per share and diluted loss per share are the same since the Company's outstanding options and warrants have not been included in the calculation because their effect would have been anti-dilutive.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8 - SUBSEQUENT EVENTS:

         In connection with a proposed filing on Form SB-2 the Company has entered into an agreement with certain key employees to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003, for services rendered. The Company recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to the agreements. The compensation expense recorded is included in accrued liabilities at March 31, 2004 and December 31, 2003 in the accompanying financial statements.

                  The proposed Form SB-2 filing also includes options to be issued for 1,000,000 shares of common stock exercisable at $.25 per share. The term of the options is ten years.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

STATEMENTS CONTAINED IN THIS REPORT WHICH ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS, OR FUTURE PERFORMANCE OF THE COMPANY AS DEFINED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "OBJECTIVE", AND "THINK" OR SIMILAR EXPRESSIONS USED HEREIN ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT VIEWS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT INCLUDE, AMONG OTHER THINGS, THE EFFECTS OF THE COMPANY'S BUSINESS, ACTIONS OF COMPETITORS, CHANGES IN LAWS AND REGULATIONS, INCLUDING ACCOUNTING STANDARDS, EMPLOYEE RELATIONS, CUSTOMER DEMAND, PRICES OF PURCHASED RAW MATERIAL AND PARTS, DOMESTIC ECONOMIC CONDITIONS, INCLUDING HOUSING STARTS AND CHANGES IN CONSUMER DISPOSABLE INCOME, AND FOREIGN ECONOMIC CONDITIONS, INCLUDING CURRENCY RATE FLUCTUATIONS. SOME OR ALL OF THE FACTS ARE BEYOND THE COMPANY'S CONTROL.

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related footnotes which provide additional information concerning the Company's financial activities and condition.

CRITICAL ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS:

Harmonica Acquisition Corporation. a Delaware corporation ("the Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

In December 2002, International Surfacing Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, International Surfacing Inc., exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

EQUIPMENT

Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold Improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods, which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INCOME TAXES

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

GOING CONCERN

At March 31, 2004, the Company has a stockholders' deficit of $208,613 and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities

PLAN OF OPERATIONS

OVERVIEW

ISI was founded to develop, manufacture, market and distribute unique rubber horseshoes and related services. The Company recognized an opportunity to develop a product that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. The Company's initial target markets are the horseracing and equestrian industries. Management believes that the Product can be utilized throughout the equine world. After the StealthShoe(TM) becomes established in the horseracing industry, the Company intends to broaden its market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

PLAN OF OPERATIONS (CONTINUED)

OVERVIEW (CONTINUED)

After three years of research and development by ISI's founders, the Company has tested its StealthShoe(TM) Product in actual racing conditions, with favorable results. The Company is moving to increase its pool of research subjects to study the strength and wear characteristics of its Product. Through its ongoing research and development, ISI expects to continue to improve its Products and eventually move into commercial production. To date, the Company has given its Product to certain horse trainers in the New York City Metropolitan area in return for test data and reports from users. The test subjects have been trotters and pacers trained and raced in the New York City area. Currently, fifty horses are using the StealthShoe(TM) in training and racing conditions.

The Company's Product consists of two layers of material, bonded together by utilizing a proprietary bonding process. The StealthShoe(TM) has an aluminum substrate and an outer face of tire-grade rubber. The Company believes that the rubber layer protects the horse's legs by cushioning the impact of each step.

Over the next twelve months, ISI intends to complete research and testing and rollout its first commercial Product at racetracks in the eastern United States. ISI intends to continually update and refine its Products and Services to increase customer satisfaction.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2004, ISI had cash resources of approximately $3,301, with currently due expenses of $218,469, including normal trade payables. Of these expenses, approximately $165,250 consists of accrued but unpaid salaries that will be converted to shares of Common Stock upon any subsequent registration of an offering to sell its shares. Based on the Company's existing expenses, it will need to raise approximately $450,000 in new capital to fund six months of operations if ISI generated no revenues from operations.

The Company anticipates that its operating requirements for the forthcoming six months to be as follows:

         $150,000 to fund start-up costs of production and facility operating costs.

         $150,000 to purchase 30 forging dies at a cost of $5,000 each to enable the Company to produce a variety of horseshoe sizes.

         $150,000 to purchase a gluing system to dispense glue in a uniform and consistent pattern.

Unless the Company is able to attract capital through the sale of shares of its stock by means of a public offering, it will be unable to meet foregoing costs. Assuming the Company is successful in the sale of its stock, it intends to make a considerable expansion of its operations ISI will need to hire additional administrative and customer service personnel as part of this expansion.

The Company has significant capital needs, which to date it has met through private sales of its debt securities and promissory notes. It will continue to need substantial infusions of capital, which it expects to continue to fund primarily from a public offering of its equity or debt securities.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

INCOME TAXES

There were no current or deferred tax expense for the three months ended March 31, 2004 and March 31, 2003 due to net losses from operations by the Company.

NET LOSS

The Company has incurred net losses in the aggregate of $647,729 since its inception. The net loss for the year ended December 31, 2002 was $78,307. The net loss for the year ended December 31, 2003 was $470,365, the net loss for the quarter ended March 31, 2004 was $99,057. The net loss consists of general and administrative expenses and research and development expenses. It is anticipated that these expenses will increase in 2004, as the Company hires additional personnel. To the extent that the Company is unable to secure additional external financing, and/or generate cash revenue from operations, the results and the ability of the Company to continue as an ongoing concern may be materially adversely affected.

CAPITAL EXPENDITURES

The Company requires funding primarily for computer hardware and software, research and development, prototypes, furniture, fixtures and equipment and general working capital needs. Substantially all of the Company's capital expenditures have been paid for by our principal stockholders or the sale of convertible debt securities.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                December 31, 2003

                                Table of Contents

                                                                            Page
       NUMBER

Independent Auditors' Report for the Year Ended December 31, 2003           F-2

Independent Auditors' Report for the Year Ended December 31, 2002           F-3

Financial Statements:

      Balance Sheet                                                         F-4

      Statement of Operations                                               F-5

      Statement of Stockholders' Deficit                                    F-6

      Statement of Cash Flows                                               F-7

Notes to Financial Statements                                               F-8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To The Board of Directors
International Surfacing, Inc.:

We have audited the accompanying balance sheet of International Surfacing, Inc. (A Developmental Stage Company), (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc. and subsidiary as of December 31, 2003, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements for the year ended December 31, 2002 were audited by another independent auditor whose report dated April 14, 2003, expressed an unqualified opinion on those statements, except as to Note 1A which was as of April 7, 2004. Additionally, the report raised certain doubts regarding the Company's ability to continue as a going concern.

                                                     Jerome Rosenberg, CPA, P.C
                                                           April 8, 2004

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
     International Surfacing, Inc.:


We have audited the accompanying balance sheet of International Surfacing, Inc. (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended and the cumulative development stage from January 1, 2002 to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year then ended and the cumulative development stage from January 1, 2002 to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/TEDDER, JAMES, WORDEN + ASSOCIATES, P.A.

Orlando, Florida

April 14, 2003, except as to Note 1A, which is as of April 7, 2004

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS

                        As of December 31, 2003 and 2002

                                                                                                 Restated
                                                                                                See Note 1a
                                    ASSETS                                            2003         2002
                                                                                   ---------    ---------
Current Assets:
Cash                                                                               $   2,711    $      --
Loans receivable                                                                       2,500           --
                                                                                   ---------    ---------
        Total current assets                                                           5,211           --
Equipment less accumulated depreciation of $4,125 at
    December 31, 2003 and $188 at December 31, 2002                                   12,733        8,319
Security deposits                                                                      5,000        5,000
                                                                                   ---------    ---------

           Total assets                                                            $  22,944    $  13,319
                                                                                   =========    =========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Accounts payable                                                             $  29,114    $      --
      Bank overdraft                                                                      --        3,102
      Accrued expenses                                                               165,250       49,964
      Due to officer                                                                  24,105           --
                                                                                   ---------    ---------
          Total current liabilities                                                  218,469       53,066
                                                                                   ---------    ---------
 Stockholders' deficit:
       Preferred stock, par value $.0001, per share; authorized 20,000,000 shares, none issued and outstanding

       Common stock, par value $.0001, per share; 100,000,000 shares authorized,
        26,424,080 shares issued and outstanding at December 31, 2003 and
        25,211,200 shares issued and outstanding at December 31, 2002
                                                                                       2,642        2,521
       Additional paid in capital                                                    350,505       36,039
       Deficit accumulated during the developmental stage                           (548,672)     (78,307)
                                                                                   ---------    ---------
           Total stockholders' deficit                                              (195,525)     (39,747)
                                                                                   ---------    ---------
          Total liabilities and stockholders' deficit                              $  22,944    $  13,319
                                                                                   =========    =========

               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 2003 and 2002

                                                                  Restated
                                                                  Note 1a

                                                  YEAR ENDED     Year ended      Cumulative
                                                 DECEMBER 31,    December 31,    Development
                                                    2003             2002           Stage
                                                ------------    ------------    ------------
Expenses:
General and administrative                      $    466,240    $     78,119    $    544,359
Depreciation                                           4,125             188           4,313
                                                ------------    ------------    ------------

Total expenses                                       470,365          78,307         548,672
                                                ------------    ------------    ------------

Net loss                                        $   (470,365)   $    (78,307)   $   (548,672)
                                                ============    ============    ============

Basic and fully diluted loss per common share   $      (.018)   $      (.003)
                                                ============    ============

Weighted average number of shares outstanding     25,660,860      25,211,200
                                                ============    ============

               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 For the Years Ended December 31, 2003 and 2002

                                                                            Additional                    Total
                                                       Common Stock           Paid-in     Accumulated  Stockholders'
                                                    Shares      Amount        Capital       Deficit       Equity
                                                  ----------   ----------   ----------    ----------    ----------
Balances at January 1, 2002                               --   $       --   $       --    $       --    $       --

Sale of common stock                                   1,200          760           --            --           760
Exchange of shares with wholly owned subsidiary   24,998,800        1,740      (16,740)           --       (16,740)
Amount received for convertible debentures           211,200           21       52,779            --        52,800
Net loss for the year ended December 31, 2002             --           --           --       (78,307)      (78,307)
                                                  ----------   ----------   ----------    ----------    ----------

Balances at December 31, 2002                     25,211,200        2,521       36,039       (78,307)      (39,747)
                                                  ----------   ----------   ----------    ----------    ----------
Sale of common stock                               1,212,880          121      314,466            --       314,587
Net loss for the year ended December 31, 2003             --           --           --      (470,365)     (470,365)
                                                  ----------   ----------   ----------    ----------    ----------

Balances at December 31, 2003                     26,424,080   $    2,642   $  350,505    $ (548,672)   $ (195,525)
                                                  ==========   ==========   ==========    ==========    ==========

See Note 1a for restatement of additional paid-in capital and net loss for the year ended December 31, 2002.

               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2003 and 2002

                                                                                   Restated
                                                                                   Note 1a

                                                                     YEAR ENDED   Year ended   Cumulative
                                                                     DECEMBER 31, December 31, Development
                                                                        2003         2002        Stage
                                                                     ---------    ---------    ---------
Cash flows from operating activities:
Net loss                                                             $(470,365)   $ (78,307)   $(548,672)
Adjustments to reconcile net loss to net cash used in by operating activities:
        Depreciation                                                     4,125          188        4,313

Changes in assets and liabilities:
        (Increase) in loans receivable                                  (2,500)          --       (2,500)
        Security deposits                                                   --       (5,000)      (5,000)
        (Decrease) in bank overdraft                                    (3,102)       3,102           --
        Increase in accounts payable                                    29,114           --       29,114
        Increase in accrued expenses                                   115,286       49,964      165,250
        Increase in due to officer                                      24,105           --       24,105
                                                                     ---------    ---------    ---------

Net cash used in operating activities                                 (303,337)     (30,053)    (333,390)
Cash flows from investing activities:
        Payment made in connection with recapitalization                    --      (15,000)     (15,000)
        Purchase of equipment                                           (8,539)      (8,507)     (17,046)
                                                                     ---------    ---------    ---------

Net cash used in investing activities                                   (8,539)     (23,507)     (32,046)
Cash flows from financing activities:
        Issuance of common stock                                           121          760          881
        Paid in capital                                                314,466           --      314,466
        Amount received from convertible notes                              --       52,800       52,800
                                                                     ---------    ---------    ---------

Net cash provided by financing activities                              314,587       53,560      368,147
                                                                     ---------    ---------    ---------

Net increase in cash                                                     2,711           --        2,711
Cash at beginning of period                                                 --           --           --
                                                                     ---------    ---------    ---------
Cash at end of period                                                $   2,711    $      --    $   2,711
                                                                     =========    =========    =========

               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                           NOTES FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    CORPORATE ORGANIZATION

         Harmonica Acquisition Corporation. a Delaware corporation ("the Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

         The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

         In December 2002, International Surfacing Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, International Surfacing Inc., exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

         The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

       (B) EQUIPMENT

              Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold Improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods, which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (C)  INCOME TAXES

             The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

       (D) ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (E) FAIR VALUE OF FINANCIAL INSTRUMENTS

              Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

(2) BASIS OF PRESENTATION AND GOING CONCERN

              At December 31, 2003, the Company has a stockholders' deficit of $195,525 and has significant capital needs, which to date has been met through private sales of its equity. The

Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(3)    RECENT ACCOUNTING PRONOUNCEMENTS

       In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. FAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

       Effective January 1, 2002, the Company adopted FAS 142 (see Note 4).

       The FASB issued FAS No. 143, "Accounting for Asset Retirement Obligations" in August 2001. FAS 143, which will become effective for the Company beginning in 2002, establishes accounting standards for the recognition and measurement of asset retirement obligations and their associated asset retirement costs. The Company does not expect the adoption of FAS 143 to have a material impact on its consolidated results of operations and financial position.

       The FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in August 2001. FAS 144, which became effective for the Company beginning with the first quarter of fiscal 2002, establishes a single accounting model for long-lived assets to be disposed of by sales and also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of FAS 144 had no impact on the consolidated results of operations and financial position.

       In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and also eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of FAS 145 had no impact on the consolidated results of operations and financial position.

       In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS 146 requires that the initial measurement of liability be at fair value. FAS 146 will become effective for the Company beginning in the Company does not expect the adoption to have a material impact on its consolidated results of operations and financial position.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(4) EQUIPMENT

       Equipment consisted of the following at:

                                 Dec. 31,   Dec. 31,
                                  2003        2002
                                --------    --------
Office equipment                $  4,257    $  1,475
Leasehold improvements            12,789       7,032
                                --------    --------
                                  17,046       8,507

Less accumulated depreciation     (4,313)       (188)
                                --------    --------

                                $ 12,733    $  8,319
                                ========    ========

 For the year ended December 31, 2003, depreciation expense amounted to $4,125. For the year ended December 31, 2002, depreciation expense amounted to $188.

(5) COMMITMENTS

       The Company leases its administrative facilities on a month to month basis. The annualized rental is $30,000.

(6) SUBORDINATED DEBENTURES

       During 2002, the Company received proceeds of $52,800 relating to subordinated debenture agreements. The Company received the proceeds at the same time the purchasers elected to convert the debentures to common stock at four shares of common stock for every debenture. The accompanying balance sheet at December 31, 2002 reflected the common stock as being issued pursuant to the debentures being exercised even though the common stock was not issued until January 2003.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(7) LOSS PER SHARE

       Loss per common share is computed pursuant to SFAS no. 128, "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. Both basic loss per share and diluted loss per share are the same since the Company's outstanding options and warrants have not been included in the calculation because their effect would have been anti-dilutive.

(8) SUBSEQUENT EVENTS

       In connection with a proposed filing on Form SB-2 the Company has entered into an agreement with certain key employees to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003, for services rendered. The Company recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to the agreements. The compensation expense recorded is included in accrued liabilities at December 31, 2003 and December 31, 2002 in the accompanying financial statements.

       The proposed Form SB-2 filing also includes options to be issued for 1,000,000 shares of common stock exercisable at $.25 per share. The term of the options is ten years.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

         We will provide, without charge, to each person who received a prospectus, upon written or oral request of such person to us at the mailing address or telephone number listed below, a copy of any of the information incorporated by reference. The mailing address and telephone number of our principal executive offices is International Surfacing, Inc., 35 Erie Street, Garfield, NJ 07026, (973) 253-6131.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated in Delaware. Under Section 78.7502 of the Delaware Revised Statutes, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, and agents, against expenses incurred in any action, suit, or proceeding. The Certificate of Incorporation and the By-laws of The Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission. The Company will pay all of the following expenses:

----------------------------------------------------------
Filing Fee - Securities and Exchange Commission   $   122
Fees and Expenses of Accountants                    7,500
Fees and Expenses of Legal Counsel                 30,000

Blue Sky Fees and Expenses                          1,500
Printing and Engraving Expenses                     2,500
Miscellaneous Expenses                              8,378
Total                                             $50,000
----------------------------------------------------------

RECENT SALES OF UNREGISTERED SECURITIES

         (a) Securities sold. The Company sold and/or issued securities during the three year period preceding the date of this registration statement in a series of private transactions or exempt offerings of securities; as follows:

         In November 2002, the Company issued shares to the following individuals in conjunction with its acquisition of all of the outstanding shares of Harmonica Acquisition Corp. by International Surfacing, Inc. Samuel Serritella provided the sum of $15,000 in connection with the foregoing acquisition. Common Stock was issued to the following individuals at no cost to the individuals.

NAME                          AMOUNT
-------------------------------------
Andrew Aboyoun               650,000
Ruth Aboyoun                 150,000
Rich Adams                    10,000
Larry Alloway                 11,000
David Applebaum              100,000
Marie Balle                  250,000
Jeanne P. Baxter             130,000
Rory Bell                    750,800
Andrea Breitman              300,000
Bob Brenner                   57,000
Teresa Cavalomagno         2,000,000
Daryn Chase                   25,000
Richard Ciarletta            270,000
Phyllis P.Collas             253,200
Theodore Collas               50,000
Danny J. Dale                  4,800
Joe Delany                   100,000
John Dunning                 210,000
Fanny Falbo                1,000,000
Ricahrd Falbo              1,500,000
Richardo A. Falbo            500,000
Frank Feola                  250,000
Anita Fox                      2,000
Russell frntz                290,000
Dr. Freedman                   5,000

NAME                          AMOUNT
-------------------------------------
Kenda Gehrig                  77,000
Don Glover                     5,000
Glen Glvoer                  245,000
Jefrey L. Ham                  5,000
July M. Ham                    5,000
Ken Ham                       50,000
Velma Ham                      5,000
Ken Ham, Sr                    5,000
Nicole Horvath             2,000,000
Paul Houlis                   50,000
Dominic Ianucci               25,000
Michael Jacob                500,000
Koon Kim                     170,000
Kayoko Koizumi                 2,500
Angelo Kouletas            1,000,000
Gary Kouletas                490,000
Victor Z. Kovacs             110,000
Patrick Lachnace             250,000
Min Hunan Lim                 36,000
Arnold Longarzo               10,000
Steve Longland                 7,000
Vincent Luongo                20,000
Mike Luterzo                  60,000
Kelly McGhee                 250,000
Patrick McLaren              500,000
Joe Messinio                 100,000
Josephine Miello             100,000
Thomas Miller                100,000
Emmanual G. Moutzouridis      10,000
Denise M. Murray              50,000
Hiroshi Nakayama              25,000
Stacey Paneretos             500,400
Andrew Paulucci              200,000
Andrew L Paulucci, Jr        250,000
Douglas Perez                 77,000
David H. Polos               250,000
Rene Poulin                   50,000
Dennis Serritella            250,000
Michael Serritella           250,000
Samuel Serritella          6,092,750
Edward Shaurt, Jr             14,000
Ryan Patri Sheridan          500,000
Steven A. Sheridan           500,000
Tatsuya Shibano                5,250

NAME                          AMOUNT
-------------------------------------
Robert Setefanow              26,000
Donna Stigliano              100,000
Mitsuro Tsungyoshi             2,500
Brian Winslow                 50,000
Alan Yoki                      5,000

         The Company has been funded through the sale of convertible debentures and notes ("Notes"). All of the Notes have been converted into Common Stock. As a part of the conversion, each Noteholder stated that he or she was "an accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Act. Each Noteholder converted his or her Note to common stock simultaneously with his or her purchase of the Notes. The Company did not issue any offering memoranda in connection with the sale of the Notes. Most of the Noteholders were personal friends or family of management. The Company's web site provided whatever information was available to prospective investors. The Company did not provide any financial information on its web site. The Company has had no revenues since its inception.

         The following table sets forth the names of the converted Noteholders and the amount of stock so purchased. The price for each share of stock was $.25.

NAME                           ISSUE DATE       QUANTITY
--------------------------------------------------------
Andrew Aboyoun                   4/3/03          45,000
Mathew Amihude                   6/2/04           6,000
Peter Asimakis                   1/28/03          4,000
                                 4/3/03           2,000
                                 6/17/03          2,400
Ernest Barillari                 1/28/03            500
                                 7/3/303            750
Marie Barillari                  7/3/303            750
Gerilyn Baron                    1/28/03         10,000
Grigoria Bell                    1/28/03            400
Marylin Bell                     10/7/03          1,600
Roger Bell                       1/28/03          1,000
Benjamin I. Blum                 6/17/03         20,000
Barry Brelow                     11/10/03         4,000
Edward Calderio                  1/27/04         10,000
Mike Calderio                    1/27/04         10,000
Bart Calliano                    8/12/03         12,000
Terry campagna                   8/8/03           4,000
Ramona Carey                     10/7/03            400
Harry R. Carney                  8/12/03            200
Stojanka Cicovski                1/28/03         43,400
Stojko Cicovski                  1/2/8/03           600
John Cifelli                     1/2/8/03         2,000
Joseph Cirillo                   10/7/03          4,000
Lorcan J. Clavin                 1/28/03         20,000

NAME                           ISSUE DATE       QUANTITY
--------------------------------------------------------
Jim Coker                        2/24/04         14,000
Maria Colella                    1/28/03          2,000
Phyllis Collas                   4/12/04         30,000
                                 4/27/04         28,000
                                 5/3/04          20,000
Andrew Costa                     1/28/03          1,200
Edwin Cruz                       1/28/03          3,000
Vincente Cruz                    1/28/03         10,000
David A. D'Andrea                1/28/03          5,000
Donald A. D'Andrea               1/28/03         10,000
James M. D'Andrea                1/28/03          5,000
Joanne M. Dale                   1/28/03          1,200
Lawrence Deangelo                4/3/03           1,000
Luz Deguzman                     1/28/03          1,200
Anthony T. Deintinnis, Sr        4/3/03          10,000
                                 6/17/03         10,000
                                 7/3/03           8,000
Louis A. Delforno                1/28/03          6,000
Charlotte Dell'Aquita            8/12/03         20,000
Anthony Delntinis, Jr            4/3/03          10,000
                                 6/17/03         10,000
Brian Derendal                   1/28/03             80
Trina Diakos                     10/9/03          2,000
Mary A. Dungan                   5/8/03          12,000
                                 6/17/03         20,000
Thomas E. Dungan                 5/8/03          28,000
                                 6/17/03         12,000
Hurbert F. Ellis, III            6/17/03          8.000
Paul Kouletas                    1/28/03          1,000
Shelly Lebetkin                  10/7/03            800
Anthony Lima                     10/7/03          4,000
John L. Lira                     8/12/03         20,000
Lauren Loglisci                  1/28/03            400
Loomie LLC                       1/4/04          40,000
                                 2/24/04         80,000
Paul F. Luhrman                  1/28/03          1,000
Mike Luterzo                     1/28/03         10,000
                                 1/28/03         50,000
Martin J. Lweibello              4/30/03        120,000
Dianne Lynch                     6/24/04          5,000
Charles F. Machris               4/3/03           4,000
William Maguire                  1/28/03         12,000
                                 4/3/03          12,000
                                 4/30/03          6,000
                                 12/15/03        17,500

NAME                           ISSUE DATE       QUANTITY
--------------------------------------------------------
Guilene Mallard                  1/28/03          1,200
Rose Manzo                       7/16/03        100,000
Mari Marotta                     1/28/03          1,200
Trade Martin                     8/7/03           4,000
Frank Maselli                    4/3/303         12,000
Liz Lanza Mauncele               2/14/03          6,000
Corinne McCabe                   1/28/03            800
Fred McCabe                      1/28/03          2,000
William McGuire                  1/6/04          15,000
Ned Mechling                     2/11/04         20,000
Marsha Metzger                   6/24/04          8,000
David Montalvo                   4/3/03           4,000
Valerie J. Morris                4/19/04            600
William Morris                   4/19/04            600
Alvin Moses                      4/3/03           8,000
Edward J. Myslinski              6/17/03         40,000
Panagis Nikolatos                1/28/03            800
Trevor Nolan                     1/28/03          1,000
Patrick J.O'Grady III            10/21/03        10,000
Ron M. Odell                     8/12/03          6,000
Jennifer Ostaloza                4/12/04          8,000
Vincent S. Palermo               4/30/01          1,000
                                 6/17/03          1,000
Haralambos Panaretos             1/28/03            100
Clifford Peach                   4/30/03          1,000
Johnny Peace                     4/30/03          2,000
Gladys Pena                      10/7/03          4,000
John Polvinale                   2/9/04          20,000
                                 5/12/04         10,000
Carmela Pomponio                 1/28/03            500
James Pomponio                   1/28/03            500
                                 7/3/03           1,000
Joseph S. Quillaro               10/21/03         4,000
Dennis M. Rawlins                1/28/03         10,000
Bruce Reid                       4/30/03          1,000
                                 6/17/03          2,000
Wayne Reid                       6/17/03          2,000
Bernadette Remo                  8/12/03          8,000
Michael Rible                    10/21/03         4,000
                                 11/10/03         6,000
Donnamarie Rizzi                 1/28/03          2,000
Beverly Rold                     1/28/03            400
Allison Rosenblum                4/30/03          1,000

NAME                           ISSUE DATE       QUANTITY
--------------------------------------------------------
Marie F. Rowe                    1/28/03          2,000
Francisco Sanchez                1/28/03          6,000
Luis A. Sanchez, Jr              4/3/03           4,000
Sharon A. Sanguedolce            2/14/03          1,200
                                 3/11/04          1,200
Louis Savaglio                   11/04/03        20,000
Henry J. Schaldonat              1/28/03            800
Robert Smith                     1/28/03            800
Thomas Sodano                    10/7/03          5,000
Robert Stefanow, Jr              4/30/03         24,000
                                 10/7/03         16,000
Jeffrey Stein                    10/7/03         60,000
Elizabeth Suranni                1/28/03            400
Joseph Suranni                   1/28/03          1,000
Stephen Sweard                   8/12/03          4,000
Ralph Sylvestri                  10/8/03          4,000
Angelo Tempio                    10/21/03         2,000
Francis Tempio                   10/21/03         2,000
Michael G. Thompson              1/28/03            800
Steven Tobias                    4/30/03          4,000
                                 8/12/03          2,000
                                 8/26/03          6,000
John Tomkoo                      4/30/03          2,000
                                 6/17/03         18,000
Linda A. Tremont                 6/17/03          4,000
Lisa Vaccaro                     7/3/03           4,000
Douglas P. Verost                1/28/03          4,000
Lawrence L. Vincent, III         1/28/03          5,000
Theodore Wagner                  1/28/03         10,000
Ronald Walters                   1/28/03          1,000
Annette Wanamaker                1/28/03         10,000
Gary Wasserman                   10/31/03         4,000
Phyllis Weiland                  7/3/03           1,000
Ken Williams                     4/3/03           5,000
                                 6/17/03          4,000
Adam Wychvlis                    6/24/04          5,000
Donna Yeckley                    1/28/03            800
Joseph York                      1/28/03          1,200
Robin Yubas                      1/28/03            200
Angelo S.Zollo                   8/12/03          4,000

EXHIBITS

                                  EXHIBIT INDEX

3.1      Certificate of Incorporation*
3.2      By-Laws*
5.1      Opinion of Martin Honig, Esq.
10.1     Lease*
1.1      Subsidiaries of the Company *
24.1     Consent of Jerome Rosenberg, CPA
24.2     Consent of Martin Honig, Esq**.
99.1     Certification pursuant to 18 U.S.C. 1350
-----------------------------
* Previously filed
** To be supplied by amendment

         The following financial statement schedules are included in this Registration Statement.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are bing made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Garfield, State of New Jersey on July 1, 2004.

Registrant:       INTERNATIONAL SURFACING, INC.

By: (Signatures and Title): /s/ Samuel Serritells
                                -----------------------------
                                Samuel Serritella, President,
                                Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature: /s/ Samuel Serritella
               -----------------
               Samuel Serritella

Title:         Director
Date:          July 7, 2004

Signature: /s/ Michael Luterzo
               ---------------
               Michael Luterzo

Title:         Director
Date:          July 7, 2004

Signature: /s/ Russell Frantz
               ---------------
               Russell Frantz

Title:         Director
Date:          July 7, 2004

Signature: /s/ Richard Ciarletta
               -----------------
               Richard Ciarletta

Title:         Director
Date:          July 7, 2004

Signature: /s/ Thomas R. Miller
               -----------------
               Thomas R. Miller

Title:         Director
Date:          July 7, 2004